LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of June 25, 2009 (the “Effective Date”), entered into by and among Map VI Acquisition, Inc., a Delaware corporation (“Borrower”), each of Borrower’s subsidiaries signatory to this agreement (each, a “Subsidiary” and collectively, the “Subsidiaries”), and RM Enterprises International Ltd. (“Lender”), sets forth the agreement pursuant to which Borrower is borrowing funds from Lender, and Lender and each of the Subsidiaries are pledging their respective interests in, and granting a security interest and general Lien (as defined in Section 14.2 below) in and upon, the Collateral (as defined in Section 14.2 below) as security for satisfaction of any and all obligations of Borrower arising out of or related to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender and dated as of the date hereof or arising out of or related to this Agreement  or any of the Loan Documents (the “Obligations”).

WHEREAS, Borrower seeks to borrow the principal sum of $6,000,000 (Six Million Dollars) (the “Principal Sum”) from Lender to be used as set forth in Section 1.1 below,

WHEREAS, Lender is willing to lend to Borrower the Principal Sum subject to the terms and conditions herein upon execution of this Agreement and a Secured Convertible Promissory Note, a copy of which is attached hereto as Exhibit “A” and made a part hereof (the “Note”), and

WHEREAS, it is in the best interest of the Subsidiaries as subsidiaries of Borrower and the indirect beneficiaries of this Agreement and the Note, that Lender enter into this Agreement and purchase the Note from Borrower;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good, valuable, and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Loan.

1.1   Subject to the terms and conditions of this Agreement, the Note and the Subsidiary Guaranty executed by each of Borrower’s subsidiaries in connection with the Loan (collectively, and together with any and all financing statements and any other agreements or instruments executed by Borrower at Lender’s request the “Loan Documents”), and subject to there being no Event of Default (as defined herein) under any of the Loan Documents, (or event which would, with the giving of notice or the passage of time, mature into an Event of Default), Lender agrees to lend to Borrower an amount not to exceed the Principal Sum on the terms set forth in the Note and in this Agreement (the “Loan”).

1.2    The proceeds from the Loan shall be used solely for the payment of funds to BC Media Funding Company II, LLC and Media Funding Company, LLC as lender parties under that certain Agreement of Settlement and General Release dated as of June 1, 2009 (the “Settlement Agreement”).

1.3   As additional consideration for making the Loan, on the date hereof, Borrower is issuing to Lender warrants to purchase 15,000,000 shares of Borrower’s common stock, par value $0.0001 per share (the “Common Stock”).

2.    Grant of Liens; Guaranty.

2.1   As security for the due and punctual payment and performance in full of all obligations under this Agreement or the Note (whether at the stated maturity, by acceleration, or otherwise), Borrower and each Subsidiary hereby pledges, and grants to the Lender a continuing security interest in and a general Lien (as hereinafter defined) upon the Collateral and all additions, accessions, replacements, proceeds and  any permitted substitutions thereto, whether heretofore, now or hereafter received by or delivered or transferred to the Lender hereunder, and all proceeds of the foregoing.

2.2   Borrower hereby agrees to obtain for the benefit of Lender the unconditional guaranty by each of its subsidiaries of Lender’s timely and full satisfaction of all Obligations.

3.    Continuing Security Interest.

3.1    This Agreement creates an assignment, pledge, charge, continuing security interest in, and general Lien upon, the Collateral and shall (a) remain in full force and effect until all Obligations under the Note have been indefeasibly paid in full, (b) be binding upon Borrower and each Subsidiary, and their respective successors, transferees, and assigns, and (c) inure, together with the rights and remedies of Lender hereunder, to the benefit of the Lender and its successors, transferees, and assigns.

3.2    Upon the indefeasible satisfaction in full of all Obligations due under the Loan Documents, the pledge, Lien, and security interest granted hereunder shall terminate and, all rights to the Collateral shall revert to Borrower and to each Subsidiary, respectively.  Upon such termination, the Lender will execute and deliver to Borrower and each Subsidiary such documents as Borrower and each Subsidiary shall reasonably request to evidence such termination and the Lender shall deliver and transfer such Collateral to Borrower and each Subsidiary, respectively.

4.    Delivery and Perfection; Further Action.  Borrower and each Subsidiary hereby irrevocably authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral, and agrees itself to take all such other actions and to execute for its account and as an agent of Borrower and of each Subsidiary, respectively, and deliver and file or cause to be filed such other instruments, agreements or documents, as Lender may reasonably require in order to establish and maintain a perfected, valid, and continuing first priority security interest and Lien in the Collateral in accordance with this Agreement and the UCC and other applicable law including, without limitation, any intellectual property including trademarks and patents.

5.    Proceeds of Sale.  Nothing contained in this Agreement shall limit or restrict in any way Lender’s right to receive Proceeds (as defined in Section 14.2 below) of the Collateral in any form in accordance with the provisions of this Agreement.

6.    Representations and Warranties.  To induce Lender to enter into the Loan Documents and to agree to make the Loan described herein, Borrower represents and warrants, and seeks to have Lender rely on the statements as set forth herein, that as of the date hereof (except as otherwise described or set forth in any of the Borrower’s filings with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended) (the “SEC Filings”):

6.1    Power and Authority.  Borrower has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder.  The execution, delivery and performance by Borrower of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of Borrower and no further action is required by Borrower.  This Agreement constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally.

6.2    Collateral.  Borrower and each Subsidiary is the sole owner of its respective Collateral (except for non-exclusive licenses granted by Borrower and each Subsidiary in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral.  There is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Party pursuant to this Agreement) covering or affecting any of the  Collateral.  So long as this Agreement shall be in effect, Borrower shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Party pursuant to the terms of this Agreement)

6.2    No Violation.  The execution, delivery or performance of the obligations by Borrower and compliance by Borrower with the terms and provisions hereof and thereof, (a) do not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to Borrower,  (b) do not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than as contemplated by the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement, loan agreement or other agreement, contract or instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which any Borrower may be subject and (c) do no violate any provision of Borrower’s organizational documents or other agreements or understandings, including but not limited to, the provisions of the Borrower’s articles of incorporation, by-laws, or any amendments thereto.

6.3    Governmental Approvals.  Except for (1) any filings with the Secretary of State or county clerk’s office or office of any Agency or Department of the Federal Government  in connection with the security interests covering any of the Collateral, and (2) any state or federal securities filings required by this transaction,  no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other act by (except as have been obtained or made), any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (a) the execution, delivery and performance by Borrower of the Loan Documents or (b) the legality, validity, binding effect or enforceability against Borrower of the Loan Documents.

6.4    Tax Returns and Payments.  Borrower has filed all tax returns required to be filed by it and has paid all income and franchise taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and by appropriate proceedings.  The amounts shown on those tax returns fairly present the tax position of the Borrower does not expect any material adjustments or any amounts shown on such tax returns.  Borrower has paid, or has provided adequate reserves for the payment of, all foreign, federal and state income and franchise taxes, all employer and employee withholding taxes and all appropriate withholding required under state or federal law, applicable for all prior fiscal years and for the current fiscal year to the date hereof.  As of the date hereof, no tax lien has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any tax, fee or other charge.

6.5    Compliance with Laws, etc.  Borrower is in compliance with all applicable statutes, laws, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its properties, except such noncompliance as would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, assets or properties of Borrower.

6.6    Name; Location of Offices and Records.  Borrower has never conducted business under any names other than Map VI Acquisition, Inc.  The chief executive offices and the chief place of business for Borrower and the office where Borrower keeps its books and records, are located at the addresses set forth in Section 14.3 hereof.

6.7    Borrower’s Organization.  Borrower is a corporation duly formed under the laws of the State of Delaware.  Borrower and each of its subsidiaries are in good standing under the laws of their respective states of organization.

6.8    Subsidiaries.  Other than the Subsidiaries, Borrower has no subsidiary and does not own any shares of capital stock or other securities of or equity interest in any other Person.  The legal name and the address of each subsidiary is set forth on Schedule 6.8.

6.9    Security Interest.  This Agreement creates in favor of Lender a valid security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral.  Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on Schedule 6.9, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either  for the grant by Borrower of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by Borrower or  for the perfection of or exercise by Lender of its rights and remedies hereunder.

6.10   Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which as of the date hereof, 72,311,304 are issued and outstanding, none of which are reserved for issuance pursuant to the Company's stock option and purchase plans and no other shares are reserved for issuance pursuant to securities (other than the shares issuable upon conversion of the Note) exercisable or exchangeable for, or convertible into, shares of Common Stock.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as disclosed in Schedule 6(10): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the “Securities Act”); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Filings but not so disclosed in the SEC Filings, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a material adverse effect.  Borrower has furnished to Lender true, correct and complete copies of its Certificate of Incorporation, as amended and as in effect on the date hereof and its Bylaws, as amended and as in effect on the date hereof, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

6.11   Indebtedness.  All financial statements of the Borrower and all related financial data set forth in the Borrower’s Current Report on Form 8-K/A filed February 6, 2009 (the “Form 8-K”) were true and correct in all material respects as of their respective dates and for the periods covered, and no material adverse change has occurred in the financial condition presented therein since the respective dates thereof.  Since the date of the latest balance sheet set forth in the Form 8-K, except as set forth on Schedule 6.11, Borrower has incurred no indebtedness other than in the ordinary course of business.

7.    Covenants.  In consideration of the Loan described herein, Borrower covenants and agrees that, from the date of this Agreement until the indebtedness represented by the Note and all other amounts owed under the Loan Documents are paid in full in cash, Borrower shall comply with the following provisions:

7.1    No Disposition.  Borrower will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor will it create, incur, or permit to exist any Lien on or with respect to any of the Collateral, any interest therein, or any Proceeds thereof, other than in the ordinary course of business or any Permitted Lien.    Borrower covenants and agrees that it will take all action necessary to remove any claims to, interest in, or Lien upon the Collateral and the security interest granted hereby, and shall defend the right, title and interest of Lender in and to the Collateral against claims and demands of all persons and entities at any time claiming the same or any interest therein.

7.2    Use of Proceeds.  All proceeds of the Loan will be used by Borrower exclusively as provided in Section 1.2.

7.3    SEC Filings.  Borrower shall, within ninety (90) days of the Effective Date, file with the Securities and Exchange Commission all periodic and other reports it is required to file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or which it was required to file and which it has not filed to date.  Until the earliest of the time that Lender no longer owns Securities, Borrower covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Borrower after the date hereof pursuant to the Exchange Act. As long as Lender owns Securities, if Borrower is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Lender and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act, such information as is required for lender to sell the Securities under Rule 144. Borrower further covenants that it will take such further action as Lender may reasonably request, to the extent required from time to time to enable Lender to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

7.4    Taxes, Assessments and Liabilities.  Borrower shall pay all taxes, assessments, and other liabilities when due, except for those which are contested in good faith.

7.5    Good Standing.  Borrower shall remain in good standing under the laws of each jurisdiction where Borrower is duly qualified to conduct business and shall cause each Subsidiary to remain in good standing under the laws of each jurisdiction where each such Subsidiary is duly qualified to conduct business.

7.6    Further Assurances.  Borrower shall provide Lender with such additional information or documentation as Lender may reasonably request from time to time.

7.7    Records and Information.  Borrower agrees to keep records concerning the Collateral.  Borrower agrees to promptly furnish to the Lender such information concerning Borrower, the Collateral, and any Account Debtor as the Lender may reasonably request

7.8    Incurrence of Indebtedness.  Borrower shall not, incur or guarantee or assume any indebtedness, other than the indebtedness evidenced by the Note and Permitted Indebtedness without the prior written consent of the Lender.

7.9    Restricted Payments.  Borrower shall not directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

7.10   Restriction on Redemption and Cash Dividends.  Borrower shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Lender.

7.11   Additional Collateral Covenants.

  (i)    Borrower and each Subsidiary will maintain and keep the Collateral in good condition, repair and working order, ordinary wear and tear excepted, and will not commit or permit any waste or unreasonable depreciation.  Borrower and each of the Subsidiaries will not alter, remove, or demolish any Collateral without the Lender's prior written consent, except as may be required by law or in the ordinary course of business or with respect to Collateral which is worn out, obsolete or of inconsequential value.

  (ii)    Borrower and each Subsidiary will comply in all material respects with all applicable laws and requirements of governmental authorities affecting the Collateral.

  (iii)   The Lender may enter Borrower's and each Subsidiary’s chief executive office (and any other place where any of the Collateral is or may be located) at all reasonable times and upon reasonable notice to attend to the Lender's interests and to inspect the Collateral.

  (iv)   Borrower and each Subsidiary will, at its own expense, procure and maintain policies of fire, extended coverage, providing coverage of the Collateral as is commercially reasonable for businesses such as that operated by Borrower and each Subsidiary.

  (v)    If Borrower fails to make any payment, perform any obligation, or do any act set forth in or secured by the Note, the Lender, at its option, without releasing Borrower from the duty to make such payments, perform such obligations, or do such acts, then or in the future, may make such payment, perform such obligation or do such act in such manner and to such extent as the Lender may deem necessary to protect its interest in the Collateral.

  (vi)   At least ten (10) days prior to the occurrence of any of the following events, Borrower shall deliver to Lender, at the address set forth in Section 14.3 hereof, notice of the following impending events: (i) a change in Borrower’s principal place of business or chief executive office; and (ii) a change in Borrower’s’ name, identity or corporate structure.

8.    Events of Default.  The occurrence of any of the following events or conditions shall constitute an event of default (each an “Event of Default”) under this Agreement:

8.1    Borrower's failure to pay to the Lender any amount of principal, interest or other amounts when and as due under the Note.

8.2    Borrower’s default under the Note or any of Borrower’s material contracts (as such term is construed in Item 601 of Regulation S-K under the Securities Act), unless such default of a material contract would not have a material adverse effect on the Borrower or the Borrower’s ability to fulfill its obligations under the Loan Documents.

8.3    Borrower’s use of the Loan proceeds for any purpose except as expressly authorized under the Loan Documents.

8.4    Any representation or warranty made by Borrower herein or in any Loan Document or any statement or representation made in any certificate, report or opinion delivered in connection therewith shall prove to have been incorrect or misleading in any material respect when made or repeated and such failure continues unremedied for five (5) business days after notice of such failure is given to Borrower.

8.5    The Lender shall fail to have a valid and enforceable perfected Lien in any Collateral other than solely by reason of any action on the part of the Lender.

8.6    Any settlement, compromise, abandonment, or disposition by Borrower of the Collateral (other than in the ordinary course of business) without the prior written consent of Lender, provided such written consent is not unreasonably withheld by Lender.

8.7    Without the prior written consent of Lender, any act or omission of Borrower that in any way impairs or reduces the value of the Collateral or any action of Borrower with respect to the Collateral which interferes with Lender’s ability to realize on the Collateral or makes such realization more costly for Lender.

8.8    The failure or refusal by Borrower to perform, or the breach or violation of any of the terms, obligations, covenants, or warranties of this Agreement or the Note and that failure or refusal continues unremedied for five (5) business days after written notice of such failure or refusal is given to Borrower by Lender.

8.9    Borrower, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”) (A) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”) or (B) makes a general assignment for the benefit of its creditors.

8.10   A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Borrower in an involuntary case, (B) appoints a Custodian of Borrower or (C) orders the liquidation of Borrower.

8.11   A final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against Borrower and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount, provided that the creditworthiness of any such party shall be determined by Lender in its reasonable judgment.

8.12    Any person or group other than Secured Party or any of its affiliates acquires beneficial ownership of 15% or more of the outstanding common stock of Borrower, as defined in Rule 13d of the Securities and Exchange Commission or any change in control in the management of the Company, including appointment of any Custodian.

8.13   The imposition of any Lien senior to any Liens held by Secured Party other than Permitted Liens.

8.14   Borrower’s failure to meet its obligations under Section 7.3 hereof.

9.    Remedies upon an Event of Default.  Upon the occurrence of, and during the continuance of, any Event of Default hereunder, Lender shall be entitled, at its option and without notice, in its discretion, to:

9.1    declare the Note immediately due and payable and add expenses, and fees (including, but not limited to reasonable attorneys’ fees) to unpaid principal and interest whereupon the unpaid principal and interest under the Note, together with fees thereon and other liabilities and obligations of Borrower accrued hereunder, shall become immediately due and payable, without presentment, demand, protest, notice of dishonor, or any other notice of any kind, all of which are expressly waived by Borrower, anything contained herein notwithstanding;

9.2    enforce collection of any of the Collateral by suit or any other lawful means available to the Lender, or demand, collect, or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral;

9.3    surrender, release, or exchange or otherwise modify the terms of all or any part of the Collateral, or compromise or extend or renew for any period any indebtedness thereunder or evidenced thereby;

9.4    assert all other rights and remedies of a Lender under the UCC and any similar statute or regulation (whether or not in effect in any applicable jurisdiction) and all other applicable law, including, without limitation, the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase, or otherwise retain, liquidate, or dispose of all or any portion of the Collateral.  The Proceeds of any collection, liquidation, or other disposition of the Collateral shall be applied by the Lender first to the payment of all expenses (including, without limitation, all fees, taxes, reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with retaking, holding, collecting, or liquidating the Collateral.  The balance of such Proceeds, if any, shall, to the extent permitted by law, be applied to the payment of the Obligations in such order of application as determined by the Lender in its sole discretion to the extent such order of application is not inconsistent with applicable law.  If notice prior to disposition of the Collateral or any portion thereof is necessary under applicable law, written notice mailed to Borrower at its notice address ten (10) days prior to the date of such disposition shall constitute reasonable notice.  Without precluding any other methods of sale or other disposition, the sale or other disposition of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property.

10.   Rights Cumulative.  All rights, powers and remedies may be exercised at any time by Lender after the occurrence of any such Event of Default while said Event of Default continues.  The rights, powers, and remedies of the Lender under this Agreement shall be in addition to all rights, powers, and remedies given to the Lender by virtue of any statute or rule of law or any agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender’s security interest, Lien, and assignment in the Collateral.

11.   No Waiver.  No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under the UCC or any other applicable law shall operate as a waiver hereof or thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder or under the UCC or any other applicable law preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on the Lender in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

12.   Waivers.  To the extent necessary to allow Lender to exercise any and all of its rights and remedies under the Loan Documents, Borrower hereby waives each of the following to the fullest extent allowed by law:

12.1    All statutes of limitations as a defense to any cause of action brought by Lender against Borrower hereunder.

12.2    Any defense to payment or performance by Borrower hereunder based upon the enforceability or invalidity of all or any part of the Obligations.

12.3    Any defense that arises from the modification, adjustment, renegotiation or forbearance of any of the Obligations of Borrower to Lender, even if Borrower’s exposure as a surety is materially affected thereby.

12.4   Any defense arising from any release of Borrower from any of its Obligations to Lender.

12.5   Any right (whether now or hereafter existing) to require Lender, as a condition to the enforcement of the obligations hereunder, to:

(i)    accelerate the Obligations; or

(ii)   proceed against Borrower or compel performance by Borrower, or any other person or entity, in any manner, sequence, or fashion;

(iii)   Proceed against or exhaust any security held from Borrower or any other person or entity; or

(iv)   pursue any other remedy in Lender’s power whatsoever.

12.6    Presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of presentment, demand, protest or acceptance, except for any notice expressly required in this Agreement;

12.7    Any defense based upon genuineness, validity, regularity or enforceability of the Loan Documents.

13.   Conditions to Close.  The obligation of Lender to make the Loan under this Agreement is subject to the satisfaction of each of the following conditions:

13.1    Loan Documents.  The Lender shall have received executed counterparts of all of the Loan Documents from Borrower, and no default which if any of the Loan Documents were executed and enforceable, would constitute an Event of Default hereunder shall exist.

13.2    Organizational Documents.  Borrower shall have provided to Lender a copy of Borrower’s by-laws and each amendment, if any, thereto.

13.3    Good Standing Certificates.  Borrower shall have provided certificates of good standing for Borrower from the Secretaries of State for each state where Borrower is organized and where Borrower conducts its principal operations, certifying that they are in good standing in such states (as of a date reasonably near the date of execution hereof).

13.4    Governmental Action.  No governmental action shall have been taken and no legal or arbitration actions shall have been filed which seeks to enjoin or restrain the extension of credit to Borrower hereunder or compliance by any of Borrower with the terms and conditions of the Loan Documents.

13.5  Information Statement.  Borrower shall have filed with the Securities and Exchange Commission a preliminary information statement under Section 14 of the Exchange Act in connection with an increase in its authorized capital to 250,000,000 shares of common stock (the “Capital Increase”).

13.6  Release of Prior Liens.  All existing liens (other than Permitted Liens), including without limitation liens under the Settlement Agreement, shall have been released and properly completed and executed UCC Termination shall have been submitted for filing (or deposited into escrow with counsel for Lender for filing) with the relevant government authority.

13.7  Approval by Borrower’s Board of Directors and Stockholders.  The Loan Documents shall have been (i) approved by the unanimous consent of the Board of Directors, and (ii) ratified by Borrower’s stockholders.

13.8  Subsidiary Guaranty.  Each of Borrower’s subsidiaries shall have executed and delivered to Lender the Subsidiary Guaranty.

14.    Miscellaneous.

14.1    Amendment. This Agreement may not be amended or modified except by a writing signed by all of the parties hereto.

14.2    Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Note.  To the extent that any terms or concepts defined or used herein are defined or used in the UCC (as defined below), such terms or concepts shall be interpreted for purposes hereof in a manner that is consistent with such definition or use in the UCC.  The following terms shall have the meanings set forth below:

(i)          “Account Debtor” has the meaning given such term in Section 9102(a)(3) of the UCC.

(ii)         “Accounts” has the meaning given such term in Section 9102(a)(2) of the UCC and includes accounts receivables of the Borrower and each Subsidiary.

(ii)         “Collateral” shall mean all right, title, and interest of Borrower and each Subsidiary, as the case may be, in and to all property of Borrower and each Subsidiary, respectively, together with all accessions, replacements substitutions and proceeds thereof, whether now owned or hereafter acquired and whether now existing or hereafter coming into existence, including without limitation:

(a)          All Goods of the Borrower and each Subsidiary, respectively, including, without limitations, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with Borrower’s or each Subsidiary’s businesses and all improvements thereto (collectively, the “Equipment”); and

(b)          All Inventory of Borrower and each Subsidiary, respectively; and

(c)         All of Borrower’s and each Subsidiary’s contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the “General Intangibles”); and

(d)          All Receivables of Borrower and each Subsidiary, including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

(e)           All of Borrower’s and each Subsidiary’s documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(iv) above.

(iv)       “Event of Default” shall have the meaning specified in Section 8 of this Agreement.

(v)        “GAAP” means United States generally accepted accounting principles, consistently applied.

(vi)        “General Intangibles” shall mean and include all of the Borrower’s and each Subsidiary’s general intangibles (as such term is defined in the UCC) and all other general intangibles of the Borrower and each Subsidiary, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to the Borrower and each Subsidiary, all rights of indemnification and all other intangible property of every kind and nature.

(vii)      "Governmental Body" means any nation, state, county, city, town, borough, village, district or other jurisdiction; federal, state, local, municipal, foreign or other government; governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); multinational organization or body; body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or official of any of the foregoing.

(viii)     “Inventory” means all inventory of the Borrower and each of each Subsidiary carried on the Borrower’s /or each Subsidiary’s financial statements, to the extent the same qualify as “goods” under the UCC.

(ix)        “Lien” shall mean a pledge, assignment, lien, charge, mortgage, encumbrance, or other security interest obtained under this Agreement or under any other agreement or instrument with respect to any present or future assets, property, contract rights, or revenues in order to secure the payment of indebtedness of the party referred to in the context in which the term is used.

(x)         "Person" means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

(xi)        “Permitted Indebtedness” means (A) indebtedness incurred by the Borrower that is made expressly subordinate in right of payment to the indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Lender and approved by the Lender in writing, and which indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the maturity date or later and (2) total interest and fees at a rate in excess of three percent (3%) over the greater of the interest rate and the rate for U.S. treasury notes with comparable maturity per annum; (B) indebtedness existing as of the date hereof ; (C) indebtedness issued in exchange for, or the net proceeds of which are used to extend, refund, renew, refinance, defease or replace Permitted Indebtedness; (D) indebtedness incurred in the ordinary course of business by the Borrower or its subsidiaries including, without limitation, trade payables, revolving credit card accounts and similar credit arrangements; (E) indebtedness of the Borrower or any subsidiary to financial institutions or similar entities in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions; and (F) indebtedness represented by this Note.

(xii)       “Permitted Liens” means:

(a)          any Lien for taxes, assessments or governmental charges or claims not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

(b)          any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent;

(c)          any Lien imposed by law or created by operation of law, including, without limitation, materialmen's mechanics', landlords’, carriers’, warehousemen’s, suppliers’ and vendors’ Liens, Liens for master’s and crew’s wages and other similar Liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings;

(d)          Liens securing Borrower’s obligations under the Note.

(xiii)      “Proceeds” has the meaning given such term in Section 9102(a)(64) of the UCC.

(xiv)      “Rule 144” means Rule 144 promulgated under the Securities Act.

(xv)       “Securities”, collectively, means the Note, the Warrants and the shares of Common Stock issuable upon conversion of the Note and exercise of the Warrants.

(xvi)      “Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by another Person or (ii) such other Person is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of the Person.

(xvii)     “Subsidiary Guaranty” means the guaranty dated of even date herewith executed by each of Borrower’s subsidiaries for the benefit of Lender guarantying Borrower’s obligations under the Loan Documents.

(xviii)    “Warrants” means warrants to acquire 15,000,000 shares of common Stock at $0.01 per share for a period of five years in the form of Exhibit B.

14.3    Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Borrower:

Map VI Acquisition, Inc.
401 Shippan Avenue
Stamford, CT 06902
Attention:
Facsimile:

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Attention: Richard Friedman, Esq.
Facsimile:

If to Lender:

RM Enterprises International Ltd
350 Fifth Avenue, Suite 2204
New York, NY 10118
Attention: Steven Moskowitz
Facsimile:

With a copy to:

Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, NY 10005
Facsimile: 212-943-2300

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

14.4   Agents and Attorneys-in-Fact.  Lender may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected in good faith.

14.5   Severability of Provisions.  If any provision or any part of any provision of this Agreement shall for any reason be held to be invalid, unenforceable, or contrary to public policy or any law, then the remainder of the Agreement shall not be affected thereby and shall remain in full force and effect.

14.6   Assignment; Binding Effect.  Borrower may not assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of Lender, and any such assignment by a party without prior written approval of Lender will be deemed invalid and not binding on Lender.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

14.7   Integration Clause.  This Agreement and the Note contain the entire agreement between the parties pertaining to the subject matter contained herein and supersede any and all prior and/or contemporaneous oral or written negotiations, agreements, representations, and understandings with regard to the substance of this Agreement and the Note.  The parties, and each of them, understand that this Agreement and the Note are made without reliance upon any inducement, statement, promise, or representation other than those contained therein.

14.8   Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

14.9   Advice of Counsel.  Each of the parties acknowledges that they have either sought and received the advice of legal counsel or have been afforded an opportunity to seek the advice of counsel regarding this Agreement and the Note prior to their execution.  Neither this Agreement nor the Note, nor any provision hereof, shall be deemed prepared or drafted by one party or another, or its attorneys, and shall not be construed more strongly against any party.

14.10   Voluntary Execution of Agreement. This Agreement and the Note are executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto.  Each party acknowledges that it: (i)  has read this Agreement and the Note; (ii)  has been represented in the preparation, negotiation, and execution of this Agreement and the Note by legal counsel of its own choice or that it has voluntarily declined to seek such counsel; (iii)  understands the terms and consequences of this Agreement and the Note; and (iv) is fully aware of the legal and binding effect of this Agreement and the Note.

14.11   Headings.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

14.12   Costs; Expenses.  Borrower agrees to pay all of Lender’s costs, attorneys’ fees and expenses, and other fees incurred in connection with this Agreement, including, without limitation all UCC-search and filing fees.  To the extent that any such costs, fees and expenses are advanced by Lender, upon Lender’s request, Borrower shall reimburse Lender forthwith for all such costs, fees and expenses

14.13   Counterparts.  This Agreement may be executed in one or more counterparts and may include multiple signature pages, all of which will be deemed to be one instrument.  Photocopies and facsimiles of original signature pages may be deemed as originals.

14.14   Construction.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning set forth in the Note of even date herewith.  Unless the context clearly indicates otherwise, the singular shall include the plural and the plural shall include the singular.  The masculine, feminine and neuter gender shall each include the other.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

BORROWER:

MAP VI ACQUISITION, INC.

By:

LENDER:

RM ENTERPRISES LTD.

By:

SUBSIDIARIES:

LIFESTYLE TALKRADIO NETWORK, INC.

By:
Michael Metter

GREENWICH BROADCASTING CORPORATION

By:
Michael Metter

BTR WEST II, INC.

By:
Michael Metter

WURP EAST, INC.

By:
Michael Metter

BTR COMMUNICATIONS BOSTON II, INC.

By:
Michael Metter

Exhibit A

SECURED CONVERTIBLE PROMISSORY NOTE

MAP VI ACQUISITION, INC.

Date: June 25, 2009	$6,000,000

FOR VALUE RECEIVED, in cash and other consideration, Map VI Acquisition, Inc., a Delaware corporation (“Borrower”), hereby promises to pay to RM Enterprises International Ltd., or its assigns (“Holder”), the sum of Six Million ($6,000,000) (the “Loan”).  This Note is being issued pursuant to the terms of the Loan and Security Agreement of even date herewith between the Borrower and Holder (the “Agreement”).  Capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

(1)          PAYMENTS OF PRINCIPAL.  On the Maturity Date, unless an Event of Default shall have sooner occurred, Borrower shall pay to Lender, in cash, the entire principal amount under this Secured Promissory Note (this “Note”) plus all accrued and unpaid interest.  The “Maturity Date” shall be June 25, 2011.  Borrower may prepay all or any portion of the amounts owing under this Note at any time without fee, charge or premium.

(2)          INTEREST.  This Note shall bear interest at the rate of 8% per annum payable, in cash, quarterly in arrears commencing June 30, 2009.

(3)          SECURITY AND GUARANTY.  Borrower’s performance of the obligations and covenants of this Note, including but not limited to repayment, shall be secured by the lien and security interest in the Collateral, as set forth in the Agreement, describing all of the assets of Borrower, wherever located, subject only to existing perfected liens and encumbrances.  Borrower’s performance of its obligations is guaranteed by each of its subsidiaries pursuant to the terms of a Subsidiary Guaranty executed by each of Borrower’s subsidiaries concurrently herewith..

(4)          CONVERSION.

(a)          The Holder shall have the right from time to time, and at any time on or prior to the Maturity Date to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified determined as provided herein (a “Conversion”); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined based on the Conversion Amount on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 10 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”).  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note.

(b)  The number of shares to be issued upon conversion shall be equal to two thirds of the number of shares issued and outstanding shares of Common Stock following the conversion on a fully diluted basis, determined according to the following formula (the “Conversion Ratio”):

 C   x (2 x S)
 P

For purposes of the foregoing formula:

C = the Conversion Amount

P = the Principal Sum

S = the total number of issued and outstanding shares of Common Stock on the Conversion Date, plus all shares issuable upon the conversion or exercise, respectively, of all instruments representing rights to acquire Common Stock outstanding at the time of conversion , including without limitation all options, warrants, shares of preferred stock and convertible debt instruments

(c)   Subject to the Capital Increase (as defined in Section 13.5 of the Agreement), Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note.  Borrower is required at all times to have authorized and reserved two times the number of shares that is actually issuable upon full conversion of this Note (based on the Conversion Ratio of the Note or the Exercise Price of the Warrants in effect from time to time) (the “Reserved Amount”).  The Reserved Amount shall be increased from time to time to ensure the availability of the Reserved Amount.  Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable.  In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Note shall be convertible at the then current Conversion Ratio, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of this Note.  Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

(d)   This Note may be converted by Holder in whole or in part at any time from time to time after the date hereof, by (A) submitting to Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) surrendering this Note at the principal office of Borrower.

(e)    At the option of Holder, the sale, conveyance or disposition of all or substantially all of the assets of Borrower, the effectuation by Borrower of a transaction or series of related transactions in which more than 50% of the voting power of Borrower is disposed of, or the consolidation, merger or other business combination of Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall either:  (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 4(f) hereof.  “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(f) If, at any time when this Note is outstanding, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of Borrower other than in connection with a plan of complete liquidation of Borrower, then Holder shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof.  Borrower shall not effect any transaction described in this Section 4(f) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not Borrower) assumes by written instrument the obligations of this Section 4(f).  The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(g)   If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then Holder shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Note.

(h)   If, at any time when this Note is outstanding, Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the “Purchase Rights”) pro rata to the record holders of any class of Common Stock, then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

 (4)          EVENT OF DEFAULT.

(a)           Event of Default.  Each of the following events shall constitute an “Event of Default” hereunder:

(i)  Borrower's failure to pay to the Lender any amount when and as due under this Note; or

(ii)  any Event of Default (as defined in the Loan and Security Agreement) under the Loan and Security Agreement including but not limited to the filing of any case or proceeding under any bankruptcy law or similar provision of state law, or any effort by Borrower to impose a lien senior to that of Lender in any Collateral held by Lender.

(b)           Acceleration.  Upon the occurrence of an Event of Default under this Note, Lender shall have, at its option, the right, without further notice or demand, which Borrower hereby expressly waives, to declare the unpaid principal and interest immediately due and payable and to exercise any other rights and remedies that Lender may have.  Lender’s failure to accelerate the payment of this Note upon the occurrence of one or more events of default shall not constitute a waiver of Lender’s right to exercise such options at any subsequent time with respect to the same or any other event of default.  Lender’s acceptance of any payment under this Note which is less than payment in full of all amounts then due and payable shall not constitute a waiver by Lender of any right to declare a default hereunder or to pursue any remedy available under this Note, at law or in equity, or under any other agreement, instrument or document entered into by and between Borrower and Lender.

(5)           LOST, STOLEN OR MUTILATED NOTE.  Upon receipt by Borrower of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, Borrower shall execute and deliver to the Lender a new Note representing the outstanding principal.

(6)           CUMULATIVE RIGHTS AND INJUNCTIVE RELIEF.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, or any other agreement between Lender and Borrower, at law or in equity (including a decree of specific performance and/or other injunctive relief) and nothing herein shall limit the Lender's right to pursue actual and consequential damages for any failure by Borrower to comply with the terms of this Note.  Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate.  Borrower therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, upon posting a bond and demonstrating economic loss, in addition to all other available remedies, to an injunction restraining any breach.

(7)           PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of Borrower or other proceedings affecting Borrower’s creditors' rights and involving a claim under this Note, then Borrower shall pay the costs incurred by the Lender for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, financial advisory fees and attorneys' fees and disbursements.

(8)           CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by Borrower and the Lender and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(9)           FAILURE OR INDULGENCE NOT WAIVER.  No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(10)           NOTICES; PAYMENTS.

(a)           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day, (c) the 2nd  Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth below:

If to Borrower:

Map VI Acquisition, Inc.
401 Shippan Avenue
Stamford, CT 06902
Attention:
Facsimile:

With a copy to:

Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, NY 10006
Attention: Richard Friedman, Esq.
Facsimile:

If to Lender:

RM Enterprises International Ltd
350 Fifth Avenue, Suite 2204
New York, NY 10118
Attention: Steven Moskowitz
Facsimile:

With a copy to:

Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, NY 10005
Facsimile: 212-943-2300

(b)            Payments.  Whenever any payment of cash is to be made by Borrower to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of Borrower and sent via overnight courier service to such Person at the address provided for notice pursuant to Section 10(a) above, or as subsequently provided to the other party in writing; provided that the Lender may elect to receive a payment of cash via wire transfer of immediately available funds by providing Borrower with prior written notice setting out such request and the Lender's wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(11)           CANCELLATION.  After all principal, interest and other amounts at any time owed on this Note have been indefeasibly paid in full, this Note shall automatically be deemed canceled, shall be surrendered to Borrower for cancellation and shall not be reissued, and the security interest granted in the Collateral shall terminate.  The Lender agrees to promptly execute, file and/or deliver any and all documents reasonably required or requested to further evidence such termination, including a UCC termination statement.

(12)           WAIVERS BY BORROWER.  Borrower (a) waives diligence, grace, demand, presentment for payment, exhibition of this Note, protest, notice of protest, notice of dishonor, notice of demand, notice of nonpayment, and any or all other notices whatsoever, and any and all exemption rights against the indebtedness evidenced by this Note; (b) agrees to any and all extensions or renewals from time to time without notice and to any partial payments of this Note; (c) consents to offsets of any sums owed to Borrower by Lender at any time and to any release of all or any part of the security for this Note, or to any release of any party liable for payment of this Note; and (d) agrees that any such waiver, extension, renewal, release, consent, or partial payment may be made without notice to Borrower or any other party and shall not release or discharge any one or all of them from the obligation of payment of this Note or any installment of this Note or any other liability under this Note.  Any security given for the obligations of Borrower may be waived, exchanged, surrendered or otherwise dealt with by Lender without affecting the liability of Borrower or any other party who might subsequently become liable hereon.

(13)           GOVERNING LAW; JURISDICTION; SEVERABILITY; JURY TRIAL.  This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Lender from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on Borrower's obligations to the Lender, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Lender.   BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

(14)           RECORDS OF PAYMENT.  The records of Lender shall be prima facie evidence of the amount owing on this Note.

(15)           USURY SAVINGS.  Borrower and Lender intend to contract in compliance with all state and federal usury laws governing the loan evidenced by this Note.  Lender and Borrower agree that none of the terms of this Note shall be construed to require payment of interest at a rate in excess of the maximum interest rate allowed by any applicable state or federal usury laws.  If Lender receives sums which constitute interest that would otherwise increase the effective interest rate on this Note to a rate in excess of that permitted by any applicable law, then all such sums constituting interest in excess of the maximum lawful rate shall at Lender’s option either be credited to the payment of principal or returned to Borrower.  The provisions of this Section 16 control the other provisions of this Note and any other agreement between Borrower and Lender.

(16)           SEVERABILITY.  All provisions hereof are severable.  If any provision hereof is declared invalid for any reason, that invalidity shall not affect any other provision of this Note, all of which shall remain in full force and effect

(17)           NO IMPAIRMENT.  No provision of this Note or of the other Loan Documents shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal amounts and the interest payable thereon at the place, time and in the currency prescribed in this Note.  Borrower agrees that to the extent Borrower makes or has previously made any payment to Lender in connection with the indebtedness evidenced by the Note, and all or any part of such payment is subsequently invalidated, declared-to be fraudulent or preferential, set aside or required to be repaid by Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a “Voidable  Payment ”), then the indebtedness of Borrower under the Note shall continue, be increased or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Borrower, the indebtedness evidenced by the Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Voidable Payment had not been made.

(18)           [Reserved]

(19)           DISCLOSURE. Upon receipt or delivery by Borrower of any notice in accordance with the terms of this Note, unless Borrower has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to Borrower or its Subsidiaries, Borrower shall comply with the disclosure requirements under the U.S. federal securities laws.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the set forth above.

Borrower:

MAP VI ACQUISITION, INC.

By:

EXHIBIT A

NOTICE OF CONVERSION
(To be Executed by the Registered Holder
in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $__________ principal amount of the Note (defined below) into shares of common stock, par value $.0001 per share (“Common Stock”), of Map VI Acquisition, Inc., a Delaware corporation (the “Borrower”) according to the conditions of the convertible note of Borrower dated as of __________, 2009 (the “Note”), as of the date written below.  If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to Holder for any conversion, except for transfer taxes, if any.  A copy of the Note is attached hereto (or evidence of loss, theft or destruction thereof).

Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
Address:

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Note shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

Date of Conversion:___________________________
Number of Shares of Common Stock to be Issued Pursuant to
Conversion of the Note:______________
Signature:___________________________________
Name:______________________________________
Address:____________________________________

Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Note to be converted, and shall make payments pursuant to the Note for the number of business days such issuance and delivery is late.